                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our reports dated February 26, 2003, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2002, and related schedule, which reports are included in the December 31, 2002 annual report on Form 10-K of Bowater Incorporated:

                                                                  Filing Date or
Form S-1                                                          Last Amendment
--------                                                          --------------

No. 33-2444    -  Dividend Reinvestment and Stock Purchase Plan
                  of Bowater Incorporated                            12/27/85

Form S-3
-------=

No. 333-57839  -  Bowater Incorporated common stock offered in exchange for Exchangeable shares of
                  Bowater Canada Inc.                                 6/26/98

No. 333-62348  -  Bowater Incorporated common stock offered in exchange for Exchangeable shares of
                  Bowater Canada Inc.                                 9/20/01

Form S-4
--------

No. 333-74870  -  Exchange offer of Bowater Canada Finance
                  Corporation 7.95% notes due 2011                   12/10/01

Form S-8
--------

No. 33-25166   -  Bowater Incorporated 1988 Stock Incentive Plan     10/27/88

No. 33-50152   -  Bowater Incorporated 1992 Stock Incentive Plan      7/28/92

No. 33-61219   -  The Deferred Compensation Plan for Outside
                  Directors of Bowater Incorporated                   7/21/95

No. 333-41473  -  Bowater Incorporated 1997 Stock Option Plan         12/4/97

No. 333-61236  -  Bowater Incorporated 2000 Stock Option Plan         5/18/01

No. 333-89462  -  Bowater Incorporated Savings Plan                   5/31/02

No. 333-103797 -  Bowater Incorporated 2002 Stock Option Plan         3/13/03

Our reports refer to the Company's adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" effective January 1, 2002.


/s/ KPMG LLP
Atlanta, Georgia
March 13, 2003